                                                               Exhibit (d)(i)(A)

                               AMENDED SCHEDULE A
                              dated August 1, 2002
                       to the Investment Advisory Contract

FUND                                                          RATE
----                                                          ----
Fifth Third Government Money Market Fund                      1/365/th/ of 0.40 of 1%
Fifth Third Prime Money Market Fund                           1/365/th/ of 0.40 of 1%
Fifth Third Municipal Money Market Fund                       1/365/th/ of 0.50 of 1%
Fifth Third Quality Growth Fund                               1/365/th/ of 0.80 of 1%
Fifth Third Disciplined Large Cap Value Fund                  1/365/th/ of 0.80 of 1%
Fifth Third Balanced Fund                                     1/365/th/ of 0.80 of 1%
Fifth Third Mid Cap Growth Fund                               1/365/th/ of 0.80 of 1%
Fifth Third International Equity Fund                         1/365/th/ of 1%
Fifth Third Technology Fund                                   1/365/th/ of 1%
Fifth Third Intermediate Bond Fund                            1/365/th/ of 0.55 of 1%
Fifth Third Bond Fund                                         1/365/th/ of 0.60 of 1%
Fifth Third U.S. Government Bond Fund                         1/365/th/ of 0.55 of 1%
Fifth Third Intermediate Municipal Bond Fund                  1/365/th/ of 0.55 of 1%
Fifth Third Ohio Municipal Bond Fund                          1/365/th/ of 0.55 of 1%
Fifth Third U.S. Treasury Money Market Fund                   1/365/th/ of 0.40 of 1%
Fifth Third Strategic Income Fund                             1/365/th/ of 1%
Fifth Third Multi Cap Value Fund                              1/365/th/ of 1%
Fifth Third Worldwide Fund                                    1/365/th/ of 1%
Fifth Third Micro Cap Value Fund                              1/365/th/ of 1%
Fifth Third Institutional Government Money Market Fund        1/365/th/ of 0.40 of 1%
Fifth Third Institutional Money Market Fund                   1/365/th/ of 0.40 of 1%
Fifth Third Michigan Municipal Money Market Fund              1/365/th/ of 0.40 of 1%
Fifth Third International GDP Fund                            1/365/th/ of 0.75 of 1%
Fifth Third Small Cap Growth Fund                             1/365/th/ of 0.70 of 1%
Fifth Third Equity Index Fund                                 1/365/th/ of 0.30 of 1%
Fifth Third Large Cap Core Fund                               1/365/th/ of 0.70 of 1%
Fifth Third Short Term Bond Fund                              1/365/th/ of 0.50 of 1%
Fifth Third Michigan Municipal Bond Fund                      1/365/th/ of 0.45 of 1%
Fifth Third Municipal Bond Fund                               1/365/th/ of 0.55 of 1%
Fifth Third Ohio Tax Exempt Money Market Fund                 1/365/th/ of 0.40 of 1%
Fifth Third Large Cap Opportunity Fund                        1/365/th/ of 0.80 of 1%
Fifth Third LifeModel Conservative Fund                       1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Moderately Conservative Fund            1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Moderate Fund                           1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Moderately Aggressive Fund              1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Aggressive Fund                         1/365/th/ of 0.15 of 1%

The advisory fee so accrued shall be paid to the Advisor daily.

Witness the due execution hereof this 1/st/ day of August, 2002.

                                               FIFTH THIRD ASSET MANAGEMENT INC.

                                               By:______________________________
                                               Title:

                                               FIFTH THIRD FUNDS

                                               By:______________________________
                                               Title: